UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
SEPTEMBER 30, 2005
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     On September 30, 2005, Phelps Dodge Corporation (the “Company”) and its 53.56% owned subsidiary Sociedad Minera Cerro Verde S.A.A., a Peruvian sociedad anónima abierta (“SMCV”) entered into a number of material agreements in connection with obtaining debt financing facilities in the overall amount of $450 million for the financing of an $850 million expansion of SMCV’s copper mine, consisting of the mining of a primary sulfide ore body beneath the oxide ore body currently in production at SMCV (the “Sulfide Project”).
     The material agreements entered into with a brief description of their material terms and conditions are as follows:
1.	A Completion Guarantee among the Company, Sumitomo Metal Mining Co., Ltd., a Japanese corporation (“SMM”), Sumitomo Corporation, a Japanese corporation (“SC”), Compañia de Minas Buenaventura S.A.A., a Peruvian sociedad anónima abierta (“BVN”), Japan Bank for International Cooperation, a Japanese government financial institution (“JBIC”), Sumitomo Mitsui Banking Corporation, a stock corporation organized under the laws of Japan (“SMBC”), Bank of Tokyo-Mitsubishi, Ltd., a banking institution organized under the laws of Japan (“BOT-M”), KfW, a public corporation formed under the laws of the Federal Republic of Germany (“KfW”), Calyon New York Branch, a licensed branch of a banking corporation organized under the laws of the French Republic (“Calyon”), The Royal Bank of Scotland plc, a public limited company incorporated under the laws of Scotland (“RBS”), The Bank of Nova Scotia Capital, a Canadian chartered bank, organized under the laws of Canada (“Scotia Capital”) and Mizuho Corporate Bank, Ltd., a banking institution organized under the laws of Japan (“Mizuho”) (JBIC, KfW, Calyon, RBS, Scotia Capital and Mizuho, together the “Senior Facility Lenders” and SMBC, BOT-M and Calyon, in its capacity as Administrative Agent, the “Agents”). The principal shareholders of SMCV, consisting of the Company, SMM, SC and BVN (collectively, the “Parent Companies”), currently hold approximately 93% of the shares of the outstanding common voting stock of SMCV. SMCV’s common voting stock is publicly traded on the Lima Stock Exchange. Undefined capitalized terms in this Form 8-K are defined in the Completion Guarantee.

Pursuant to the Completion Guarantee, the Parent Companies guarantee on a several basis, pro rata based on their respective equity ownership in the shares of SMCV (adjusted to include a pro rata portion of the shares of SMCV that are not held by the Parent Companies), the full repayment of the loans extended by (i) the Senior Facility Lenders (the “Senior Facility Loans”) and (ii) if, at a later point in time, the Peruvian bonds are issued, the Peruvian bondholders (the Peruvian bondholders, if any, together with the Senior Facility Lenders, the “Senior Lenders”). The Parent Companies’ obligations under the Completion Guarantee will terminate 30 business days after Full Completion of the Sulfide Project.

In addition, each of the Parent Companies agreed to (a) use its reasonable efforts to cause SMCV to achieve Full Completion or Partial Completion of the Sulfide Project on or

before the Target Completion Date (i.e., the date that is 42 months after the signing date) and (b) provide, on a pro rata several basis, funds to SMCV if there is a shortfall in available funds to complete the Sulfide Project or to pay current debt service. Finally, the Company agreed to maintain net worth at least equal to $1.5 billion.

If Partial Completion of the Sulfide Project is achieved by the Target Completion Date, the Parent Companies will also be released from their obligations under the Completion Guarantee if (i) the projected cash flow to be generated by the partially completed project is sufficient to support a debt service coverage ratio during the balance of the term of the financing at least equal to 1.5X, or (ii) the Parent Companies buy down the Senior Facility Loans in an amount such that the projected debt service coverage ratio (after the debt buy-down) during the balance of the term of the financing is at least equal to 1.5X. The Company’s obligations under the Completion Guarantee will also terminate (i) upon the occurrence and continuance of an event of political force majeure, and (ii) upon full payment by the Company of its pro rata share of all debt provided by the Senior Lenders to SMCV or full payment by SMCV of all such debt.

In the event of an event of default by a Parent Company, the obligations of the Parent Companies may be accelerated. Parent Company events of default occur in the event of a payment default, breach of representation, breach of covenant, bankruptcy or failure to buy-down the debt when Partial Completion is achieved.

2.	A Master Participation Agreement, dated September 30, 2005, among SMCV, the Senior Facility Lenders and the Agents (the “Master Participation Agreement”). Pursuant to the Master Participation Agreement, over a period that may extend up to February 20, 2008, the Senior Facility Lenders are committed to make advances to SMCV in an aggregate amount up to $450 million, subject to customary conditions precedent. Specific commitments are allocated as follows: (i) JBIC: $247.5 million, of which $74.25 million will be funded on a back-to-back basis by SMBC and BOT-M; (ii) KfW: $22.5 million; and (iii) Calyon, RBS, Scotia Capital and Mizuho: $180 million, of which $90 million represents a stand-by facility (the “Stand-By Facility”) intended to be replaced by an issuance of Peruvian bonds at a later date. The Senior Facility Loan documentation also includes separate loan agreements for each facility, as noted in paragraph 7 below. Draw-downs will be made on a pro rata basis, except for the Stand-By Facility, which will be drawn, if the Peruvian bonds have not been issued, after the remainder of the facilities has been fully drawn. The Master Participation Agreement also sets forth covenants and events of default common to the Senior Facility Lenders, which include a failure to complete the Sulfide Project 42 months after signing and the occurrence of an event of political force majeure that continues for more than 360 days. Remedies will be exercised pursuant to the Master Security Agreement.

3.	A Master Security Agreement among SMCV, the Senior Facility Lenders, the Agents, Citibank, N.A., a national banking association organized under the laws of the United States of America and Citibank del Perú S.A., a bank incorporated under the laws of Peru (the “Master Security Agreement”). The Master Security Agreement sets forth a security package common to the Senior Facility Loans and the Peruvian bonds (if bonds are issued at a later date). This security package, which will be finalized before closing, includes mortgages and pledges on substantially all of the assets of SMCV and on all of the shares of SMCV owned, directly or indirectly, by the Parent Companies. Proceeds of most of SMCV’s activities will be deposited into a proceeds account, which will be a trust account opened in New York for the benefit of the Senior Lenders. A waterfall governs the use of such proceeds during the life of the transaction. The Master Security Agreement sets forth detailed provisions governing the exercise of remedies by the Senior Lenders, including detailed provisions as to the relevant majority of the Senior Lenders required to take enforcement actions against SMCV.

4.	A Transfer Restrictions Agreement among the Company, SMM Cerro Verde Netherlands B.V., a corporation organized under the laws of Netherlands (the “Sumitomo Participant”), BVN, Cyprus Climax Metals Company, a corporation organized under the laws of Delaware (the “PD Participant”), SMM, SC, the Senior Facility Lenders and the Agents. This Agreement restricts the ability of the Company to directly or indirectly sell, assign, convey or otherwise dispose of, or directly or indirectly mortgage, pledge or otherwise create or suffer to exist a lien, charge or other encumbrance or security interest (“Transfer”) in any of its shares of SMCV common stock. The following Transfers are specifically permitted by the Transfer Restrictions Agreement: (a) Transfers to a wholly owned affiliate of the Company, (b) Transfers of common stock of SMCV with the consent of the Senior Facility Lenders, and (c) a pledge of common stock pursuant to a pledge of shares agreement to be entered into before closing.

5.	A guarantee by the Company for the performance and payment of its subsidiary, Minera Phelps Dodge del Perú S.A.C., a Peruvian sociedad anónima cerrada, under the Operator’s Agreement, dated as of June 1, 2005, between Minera Phelps Dodge del Perú S.A.C. and SMCV concerning the rendering of certain management and other services in connection with the operation of SMCV’s copper mine. On September 30, 2005, SMCV collaterally assigned the benefit of this guarantee to the Senior Lenders as part of the security package for the SMCV financing.

6.	A guarantee by the Company for the performance of its subsidiary, Phelps Dodge Sales Company Incorporated, a company organized and existing under the laws of Delaware, under a Cathodes Sales Agreement, dated September 30, 2005, and a Concentrates Sales Agreement, dated September 30, 2005, each between Phelps Dodge Sales Company Incorporated and SMCV. On September 30, 2005, SMCV collaterally assigned the benefit of this guarantee to the Senior Lenders as part of the security package for the SMCV financing.

7.	Three Loan Agreements by and among SMCV and (a) JBIC and SMBC, in its capacity as JBIC agent, (b) KfW and (c) Calyon, Mizuho, Scotia Capital and RBS, respectively, setting forth their various commitments as noted under paragraph 2 above. In addition to the covenants and events of default related to each such Loan Agreement, which are contained in the Master Participation Agreement and noted under paragraph 2 above, the Loan Agreement by and among SMCV and JBIC and SMBC, in its capacity as JBIC agent, also includes covenants and defaults regarding certain environmental matters and the participation by Japanese entities in the Sulfide Project.
     On October 3, 2005, the Company issued a press release announcing the signing of the agreements for the debt financing facilities.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits.

Exhibit Number	Description

Exhibit 99.1
Press Release of Phelps Dodge Corporation, dated October 3, 2005, announcing the signing of agreements for the debt financing facilities in the total amount of $450 million for the expansion of the copper mine of Sociedad Minera Cerro Verde S.A.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION (Registrant)
By:	/s/ Stanton K. Rideout
	Name:	Stanton K. Rideout
	Title:	Vice President and Treasurer

Date: October 3, 2005

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press release, dated October 3, 2005.

8